SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2008

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Item 2.02.              Results of Operations and Financial Conditions

                On November 6, 2008, priceline.com announced its financial results for the 3rd quarter ended September 30, 2008.  A copy of priceline.com’s consolidated balance sheet at September 30, 2008, consolidated statement of operations for the three and nine months ended September 30, 2008 and consolidated statement of cash flows for the nine months ended September 30, 2008 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at September 30, 2008, consolidated statement of operations for the three and nine months ended September 30, 2008 and consolidated statement of cash flows for the nine months ended September 30, 2008 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.              Regulation FD Disclosure

On November 6, 2008, priceline.com announced its financial results for the 3rd quarter ended September 30, 2008.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

With respect to its 3rd quarter 2008 financial results, the company said that its net income benefited from approximately $5.0 million of foreign exchange hedging gains that were recognized during the quarter.  The company noted, among other things, that in September the global financial crisis struck Europe and that consumer demand for the company’s international travel services perceptibly weakened during that period and that weakness carried into the 4th quarter.  The company said that, as a result, it has seen deterioration in the key drivers of its international business, namely the Euro/Dollar/Pound exchange rate, transaction growth rates, average daily rates of hotel room nights and cancellation rates.  Specifically, the company explained that it had observed 3rd quarter average daily rates for hotel room nights decrease year-over-year approximately 1% domestically and approximately 3.5% internationally, with significantly worse trends in September that have carried into the 4th quarter.

The company discussed its outstanding convertible senior notes and explained that most of the company’s notes were held by convertible bond hedge funds, many of which were facing redemptions as the result of the recent financial market turmoil.  As a result, the company noted that it had received notices of conversion over the past several weeks from approximately $50 million principal amount of its outstanding notes.  The company said that as long as the convertible bond market remained in turmoil, it expected to see more conversions and that its debt balance at the end of the 4th quarter 2008 would be at least $75 million lower as a result of conversions that the company had received during the 4th quarter to date.  The company noted that as a result of the early conversion activity, there was a timing mismatch between the time when the company delivered shares of priceline.com stock to the convertible bond holder (at the time of conversion) and when it would potentially receive shares of priceline.com stock from the counterparties to the company’s conversion spread hedges (at the stated maturity dates of the convertible senior notes), which were designed to reduce potential dilution upon conversion of the notes.

With respect to 4th quarter 2008 guidance, the company noted that given the outlook for the general economy and the deterioration in the key drivers of its international business, it was forecasting a significant reduction in U.S. dollar denominated international gross booking rates.  The company noted that it expected domestic gross travel bookings to grow approximately 22% during the 4th quarter 2008 over the same period in the prior year.  Priceline.com announced that it expected consolidated advertising expenses of approximately $58 to $62 million in the 4th quarter 2008 and expected approximately 90% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 4th quarter 2008 would be between $16.5 and $17.5 million.  Priceline.com stated that it estimated that personnel costs, excluding stock-based compensation expense, would be approximately $28 to $29 million in the 4th quarter 2008.  With respect to 4th quarter 2008, priceline.com stated it estimated that general and administrative expenses would be approximately $13 to $13.5 million, information technology expenses would be approximately $5 to $5.5 million, and depreciation and amortization expenses, excluding acquisition related amortization, would be approximately $4.3 million.  Priceline.com said it expected a positive gain of approximately $2.5 million in the 4th quarter 2008 primarily associated with foreign exchange hedging income.  Priceline.com estimated that it would have cash income tax expense of approximately $11.5 million to $12 million in the 4th quarter 2008 comprised of additional income taxes in Europe and alternative minimum tax in the United States.

With respect to its 4th quarter financial guidance, the company noted that its guidance was based on an assumption that the company continued to operate in similar economic conditions.   The company noted that its forecast for the remainder of the 4th quarter 2008 assumed, among other things, that the Euro/U.S. Dollar exchange rate would be 1.29  U.S. dollars per Euro, that there was no material change in the foreign exchange relationship between the British Pound and the Euro, that the average daily rates for the company’s domestic hotel service would be down approximately 3% to 4% year-over-year and that the average daily rates for the company’s international hotel service would decline approximately 5% to 6% year-over-year. The company noted that its “pro forma” financial guidance was based upon a “pro forma” diluted share count of approximately 44.6 million shares (which includes a calculation of the assumed economic dilutive impact of the company’s outstanding convertible notes and stock options, net of the favorable economic impact of the hedges associated with the company’s outstanding convertible notes), which is based on the company’s November 5, 2008 closing stock price of $52.60 per share.

With respect to its 4th quarter guidance, the company noted that further negative economic developments, such as a fresh wave of instability in financial markets or high profile financial or industrial company bankruptcies or bailouts which depress consumer sentiment, would likely lead to below-forecast results.  The company emphasized that the economic uncertainty affecting the worldwide consumer and marketplace had added a great deal of uncertainty to the company’s 4th quarter 2008 forecast and that this macro economic volatility meant that there was a significantly greater standard deviation in the company’s forecast with respect to possible upside and possible downside as compared to previous quarters.

This Form 8-K contains forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “goal,” “believe(s),” “intend,” “expect(s),” “will,” “may,” “should,” “could,” “plan(s),” “anticipate(s),” “estimate(s),” “predict(s),” “potential,” “target(s),” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.  For a detailed discussion of the factors that could cause the company’s actual results to differ materially from those described in the forward-looking statements, please refer to the company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission.  Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.              Financial Statements and Exhibits

                (d) Exhibits

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 6, 2008 relating to, among other things, its 3rd quarter ended September 30, 2008 earnings. The consolidated balance sheet at September 30, 2008, consolidated statement of operations for the three and nine months ended September 30, 2008 and consolidated statement of cash flows for the nine months ended September 30, 2008 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Robert J. Mylod, Jr.
	Name:	Robert J. Mylod, Jr.
	Title:	Chief Financial Officer

Date:  November 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 5, 2008 relating to, among other things, its 3rd quarter ended September 30, 2008 earnings. The consolidated balance sheet at September 30, 2008, consolidated statement of operations for the three and nine months ended September 30, 2008 and consolidated statement of cash flows for the nine months ended September 30, 2008 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”